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                                                                       EXHIBIT A

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment") is made as of October 16, 2003, by and between SWISS RE FINANCIAL PRODUCTS CORPORATION, a Delaware corporation ("Assignor"), and SET TOP INTERNATIONAL INC., a British Virgin Islands company ("Assignee").

                              PRELIMINARY STATEMENT

         A. Assignor wishes to assign all of its rights, title and interest in the L/C Reimbursement Agreement, the Security Documents, the Stay Relief Agreement, the Order and the Swiss Re Claim (each, as defined below) to Assignee.

         B. Assignor and Assignee desire to set forth the terms and conditions under which this Assignment will be made.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1. ASSIGNMENT. Assignor does hereby assign and transfer to Assignee all rights, title and interest under or in respect of (a) that certain Amended and Restated Letter of Credit and Reimbursement Agreement (the "L/C Reimbursement Agreement"), dated as of September 21, 2001, between Pacific Electric Wire & Cable Co., Ltd., a Taiwanese company ("PEWC") and the Assignor, as amended by that certain Amendment No. 1 and Waiver Agreement, dated February 20, 2002, together with the indebtedness of PEWC to Assignor evidenced by the L/C Reimbursement Agreement; (b) any and all security documents related to or executed in connection with the L/C Reimbursement Agreement (the "Security Documents") including, without limitation, that certain Amended and Restated Pledge Agreement dated as of February 20, 2002 (the "Pledge Agreement"), between PEWC, Pacific USA Holdings Corp., a Texas Corporation ("PUSA"), PUSA Investment Company, a Nevada corporation ("PUSIC"), Montford Limited, a British Virgin Islands international business company ("Montford"), Elan Investments Limited, a British Virgin Islands international business company ("Elan"), Top Target Limited, a British Virgin Islands international business company ("Top Target"), Berger Systems Limited, a British Virgin Islands international business company ("Berger"), Austway Services Limited, a British Virgin Islands international business company ("Austway," and together with PUSA, PUSIC, Montford, Elan, Top Target and Berger, the "Debtors") and the Assignor; (c) that certain Agreement Regarding Relief From the Automatic Stay (the "Stay Relief Agreement"), dated January 23, 2003, by and between the Assignor, on the one hand, and the Debtors, on the other hand, and all of Assignor's rights thereunder; (d) the Order Approving Agreement Regarding Relief from the Automatic Stay (the "Order") issued on February 20, 2003, entered by the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court"), in the bankruptcy cases of Venturelink Holdings, Inc. et al., administratively consolidated as Case No. 02-80906 (the "Bankruptcy Case"), and all of Assignor's rights thereunder; (e) the Swiss Re Claim (as defined in the Stay Relief Agreement

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and together with the Proof of Claim (as defined below), the "Claim"; and (f)
any proof of claim filed by Assignor in the Bankruptcy Case (the "Proof of Claim" and, together with the items set forth in clauses (a) through (e) above, the "Assigned Assets").

         TO HAVE AND TO HOLD unto Assignee, its successors and assigns, all right, title and interest of Assignor in, to and under the Assigned Assets and all liens, security interests, stock powers and rights of Assignor in, to and under the Security Documents or to which Assignor might be entitled by being the lender or providing an extension of credit under the L/C Reimbursement Agreement.

2. CONSIDERATION. In exchange for and in consideration of the assignment of the Assigned Assets by Assignor to Assignee, Assignee shall pay to Assignor by wire transfer to the following account, in immediately available funds, the sum of US$11,500,000.00:

                  JPMorgan Chase Bank NY
                  Swift: CHASUS 33
                  ABA: 021000021
                  Account No.: 066-911184
                  Account Name: Swiss Re Financial Products Corp.

3. FURTHER ASSURANCES. Assignor, for itself and its successors and assigns, further covenants and agrees that it and its respective successors and assigns shall:

         A. do or cause to be done all such further acts and shall execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, any and all such further assignments, transfers and conveyances, powers of attorneys and assurances as Assignee or its successors and assigns may reasonably require to carry out the transactions contemplated by this Assignment; and

         B. will not object, and will consent to, Assignee's filing of an evidence of transfer of the Swiss Re Claim with the Bankruptcy Court, in accordance with Federal Rule of Bankruptcy Procedure 3001, in the form annexed hereto as Exhibit A.

4. REPRESENTATIONS AND WARRANTIES OF ASSIGNOR. Assignor represents and warrants to Assignee as follows:

         A. Assignor has full power and authority to execute, deliver and perform this Assignment in accordance with its terms, and the execution, delivery and performance of this Assignment by Assignor, and the assignment and transfer of the Assigned Assets, have been duly authorized by all necessary action of Assignor. This Assignment constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, moratorium or other laws of general applicability affecting the enforcement of creditors' rights, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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         B.       All consents, filings and authorizations required to be
obtained or made by Assignor and necessary for the execution, delivery and performance of this Assignment have been obtained or made prior to the date hereof, except for such consents, filing or authorizations required in connection with the exercise of the rights and remedies under the Assigned Assets in respect of the Pledged Stock (as defined in the Pledge Agreement).

         C. Assignor owns all right, title and interest in and to the Assigned Assets. Except for (i) the sale by Assignor of 306,545,800 shares of Tomson Group Ltd. pledged to Assignor pursuant to the Pledge Agreement, and (ii) the assignment of the Assigned Assets as contemplated herein, Assignor has not transferred or assigned, otherwise pledged or encumbered, or, except as set forth in the Stay Relief Agreement, entered into any agreement or commitment to transfer or assign, any of its rights under, or interest in, any of the Assigned Assets. Assignor has not withdrawn the Swiss Re Claim.

         D. Except as provided in that certain letter agreement among Seller, PEWC and PUSA dated March 27, 2003, none of the terms of any of the Security Documents, the L/C Reimbursement Agreement, the Stay Relief Agreement or the Order has been modified and, to the knowledge of Assignor the Order has not been reversed, stayed, vacated or appealed and no motion for reconsideration or rehearing is pending.

         E. Assignor has not previously compromised the Proof of Claim other than as reflected in the Stay Relief Agreement. Since December 2, 2002, Assignor has received payments on account of, and has otherwise released, the obligations owed by PEWC under the L/C Reimbursement Agreement and the claims evidenced by the Proof of Claim in the aggregate amount of US$38,787,138.64.

         F. To the knowledge of Assignor, there are no pending objections to the Proof of Claim by the Debtor or any party in interest in the Bankruptcy Case.

         G. Assignor shall have delivered to Assignee a resolution of Assignor's Board of Directors authorizing and approving this Assignment and the execution of this Assignment on behalf of Assignor by the person whose signature is affixed hereto.

         H. Assignor has possession of the original stock certificates representing the Pledged Stock (as defined in the Pledge Agreement) and original of the stock powers in respect of such Pledged Stock as referenced in Section 8 hereof.

5. REPRESENTATIONS AND WARRANTIES OF ASSIGNEE. The Assignee represents and warrants to Assignor as follows:

         A. Assignee has full power and authority to execute, deliver and perform this Assignment in accordance with its terms, and the execution, delivery and performance of this Assignment by Assignee have been duly authorized by all necessary action of Assignee. This Assignment constitutes the legal, valid and binding obligation of Assignee, enforceable against

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Assignee in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, moratorium or other laws of general applicability affecting the enforcement of creditors' rights, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         B. All consents, filings and authorizations required to be obtained or made by Assignee and necessary for the execution, delivery and performance of this Assignment have been obtained or made prior to the date hereof, except for such consents, filing or authorizations required in connection with the exercise of the rights and remedies under the Assigned Assets in respect of the Pledged Stock (as defined in the Pledge Agreement).

         C. Assignee is, and after giving effect to the transaction contemplated hereby will be, solvent, in that the fair saleable value of Assignee's assets is and will be greater than its liabilities.

         D. Assignee does not, in the ordinary course of business or otherwise, prepare or maintain financial statements with respect to its business.

         E. The information set forth in the Due Diligence Certification (here in so called) of the Assignee dated on or about the date hereof and delivered to Assignor in connection herewith is true, accurate and correct in all material respects.

         F. All funds to be used by Assignee to pay to Assignor the consideration identified in Section 2 of this Assignment are funds (a) that are and have been legitimately and lawfully acquired and are not direct or indirect proceeds from any criminal or unlawful enterprise or activity in any jurisdiction and (b) have not been received, directly or indirectly, from any "Specially Designated National" or "Specially Designated Terrorist or Terrorist Organization" as identified by the Office of Foreign Asset Control of the United States Treasury Department or from any other person or entity that is prohibited under the laws of any jurisdiction to which Assignee is or would be subject.

         G. Neither Assignee nor any officer, director or shareholder of Assignee has been identified by the Office of Foreign Asset Control of the United States Treasury Department as a "Specially Designated National" or "Specially Designated Terrorist or Terrorist Organization".

         H. Except as provided herein, Assignee acknowledges and recognizes that the Assigned Assets are sold "AS IS, WHERE IS" and that Assignor makes no warranties or representations, whether written or oral, express or implied, regarding the Assigned Assets.

         I. Prior to making a decision regarding purchase of the Assigned Assets, Assignee has conducted a due diligence investigation regarding the advisability of entering into the Assignment, and other than the representations made by Assignor herein, Assignee's decision to enter into the Assignment is not be based upon any information provided by or representations of Assignor or any of its affiliates or representatives.

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         J.       Assignee acknowledges that (i) Assignor currently may have, and later may come into possession of, information with respect to the Assigned Assets, PEWC, the Debtors or any of their affiliates that is not known to Assignee and that may be material to a decision to acquire the Assigned Assets ("Assignee Excluded Information"), (ii) Assignee has determined to purchase the Assigned Assets notwithstanding its lack of knowledge of the Assignee Excluded Information, and (iii) Assignor shall have no liability to Assignee, and Assignee waives and releases any claims that it might have against Assignor or any of Assignor's affiliates or representatives, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Assignee Excluded Information in connection with the transactions contemplated hereby; provided, however, that the Assignee Excluded Information shall not and does not affect the truth or accuracy of Assignor's representations or warranties in this Agreement.

         K. Assignee shall have delivered to Assignor (i) copies of Assignee's Articles of Incorporation and Bylaws, each as in effect on the date of closing, and (ii) a resolution of Assignee's Board of Directors authorizing and approving this Assignment and the execution of this Assignment on behalf of Assignee by the person whose signature is affixed hereto.

6. PROOF OF CLAIM. Notwithstanding any other provision hereof, this Assignment (together with any separate assignment forms required by law) shall, and does, constitute the complete assignment, conveyance and transfer by Assignor of the Proof of Claim. Assignor hereby irrevocably appoints Assignee as its true and lawful attorney and authorizes Assignee to act in Assignor's stead, to demand, sue for, compromise and recover all such amounts as now are, or may hereafter become, due and payable for or on account of the Claim herein assigned. Assignor grants unto Assignee full authority to do all things necessary to enforce the claim and its rights thereunder pursuant to this Assignment. Assignor agrees that the powers granted by this paragraph are discretionary in nature and that Assignee may exercise or decline to exercise such power at Assignee's sole option. Assignee shall have no obligation to take any action to prove or defend the Claim's validity or amount in the proceedings relating to the Bankruptcy Case. Assignor agrees to take such further action, at its own expense, as may be necessary or desirable to effect the assignment of the Claim and any payments or distributions on account of the Claim to Assignee including, without limitation, the execution of appropriate transfer powers, corporate resolutions and consents.

         Assignor agrees to use reasonable efforts to forward to Assignee all notices received from Debtor, the Bankruptcy Court or any third party with respect to the Claim assigned herein, provided that promptly after the consummation of the transactions contemplated hereby, Assignee shall file the evidence of transfer and a notice of appearance in the Bankruptcy Court. Assignor further agrees that any distribution received by Assignor on account of the Claim, whether in the form of cash, securities, instrument or any other property, shall constitute property of Assignee to which Assignee has an absolute right, and that Assignor will hold such property in trust, will provide Assignee with prompt notice of the receipt of such property, and will promptly deliver to Assignee any such property in the same form received, together with any endorsements or documents necessary to transfer such property to Assignee, upon written instructions of, and at the sole cost and expense of Assignee.

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7.       EFFECT OF DISGORGEMENT. If Assignor is required to disgorge to PEWC, any Debtor or any other person any payment previously received under or on account of the L/C Reimbursement Agreement, the Security Documents, the Pledge Agreement, the Stay Relief Agreement, the Order or the Claim, the rights of Assignor arising therefrom shall not constitute Assigned Assets and shall remain the sole property of Assignor, and Assignor shall be entitled to pursue any and all such rights as it may deem appropriate in its sole discretion.

8. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

         If to Assignor:   Swiss Re Financial Products Corp
                           55 East 52nd Street
                           New York, New York 10055
                           Attention: Philip A. Lotz

                           O'Melveny & Myers LLP
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Attention: Adam C. Harris, Esq.

         If to Assignee:   Mr. Tai-Sheng Lien
                           4th Fl., No. 69, Sec. 4
                           Hsing-Yi Road
                           Taipei, Taiwan

                           Baker & McKenzie
                           2300 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, Texas 75201
                           Attention: David Parham

         or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

9. PLEDGE DOCUMENTS. The Assignor hereby authorizes the Assignee to file at any time hereafter such filings or statements under the Uniform Commercial Code (including without the Assignor's signature) as may be necessary to reflect in the public record the assignment of the security interests and liens described in this Assignment. The Assignor will deliver such other statements or documents as the Assignee may from time to time reasonably request to effectuate or reflect of public record the assignment of such security interests and liens. As of the date hereof and upon receipt of the payment of the amount required in
Section 2 of this Assignment, Assignor shall deliver to Assignee original stock certificates representing the Pledged Stock (as

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defined in the Pledge Agreement) of Asia Pacific Wire & Cable Corporation and
Laidlaw Global Corp. including those identified on Annex 1 hereto, together with originals of all stock powers executed in blank.

10. ENTIRE AGREEMENT. This Assignment and the other documents and instruments executed in connection herewith, constitute a single transaction, and shall be construed as one agreement. THIS ASSIGNMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

11. GOVERNING LAW. THIS ASSIGNMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Assignment will be brought in any New York state or federal court sitting in the City of New York, County of New York, and, by execution and delivery of this Assignment, the parties hereto hereby accept for themselves generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction.

12. EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Assignment shall be paid by the party incurring such expenses.

13. PUBLIC ANNOUNCEMENT. Assignor and Assignee shall not issue any press release concerning the existence of, or terms of, this Assignment, except with the prior written consent of the other party or as required by law.

14. COUNTERPARTS. This Assignment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

15. CONFIDENTIALITY. Assignor will maintain in confidence, and will cause its respective directors, officers, employees, agents, and advisors to maintain in confidence, any information set forth in the Due Diligence Certification, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, or (b) the furnishing or use of such information is required by law.

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         Executed and delivered as of the date indicated in the first sentence of this Assignment.

                                         ASSIGNOR:

                                         SWISS RE FINANCIAL PRODUCTS CORPORATION

                                         BY: /s/
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                         ASSIGNEE:

                                         SET TOP INTERNATIONAL INC.

                                         BY: /s/ Tsai Fu-Chuan
                                             -----------------------------------
                                             Fu-Chuan Tsai
                                             Director

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                                                                         ANNEX 1

Issuer      Certificate Nos./     Registered Owner         Number of Shares
-------     -----------------     ----------------     ------------------------
Laidlaw          LG0987                PUSIC           4,000,000 shares of
                                                       common stock, par value
                                                       $.00001 per share

Laidlaw          LG0988                PUSIC           1,427,989 shares of
                                                       common stock, par value
                                                       $.00001 per share

Laidlaw          LG1005                PUSIC           1,763,994 shares of
                                                       common stock, par value
                                                       $.00001 per share

Laidlaw          LG1028                PUSIC           1,000,000 shares of
                                                       common stock, par value
                                                       $.00001 per share

Laidlaw          LG1069                PUSIC           150,000 shares of common
                                                       stock, par value $.00001
                                                       per share

 APWC            AP2025                PUSA            6,976,666 shares of
                                                       common stock, par value
                                                       $.01 per share

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